Exhibit 99.1

Monster Worldwide Reports Third Quarter 2009 Results

Income from Continuing Operations of $0.27, Primarily Reflecting Impact of Income Tax Benefit

Non-GAAP Diluted Earnings Per Share of $0.01 and Revenue of $215 Million in Line with Expectations

Non-GAAP Operating Expenses Decline 19% to $211 Million over the Prior Year Period, and 2% Sequentially

Net Cash and Securities of $234 Million

Company Generates $12 Million in Cash Flow from Operations

New York, October 29, 2009— Monster Worldwide, Inc. (NYSE:MWW) today reported financial results for the third quarter ended September 30, 2009.

Third Quarter Results
Sal Iannuzzi, chairman, president and chief executive officer of Monster Worldwide, said, “While the overall global recruitment market remains challenging, we have continued to move aggressively during the downturn to invest and innovate. We are extremely excited about the upcoming launch of our next generation search and match products which represent industry leading innovation. The early response we have received from both customers and seekers has been overwhelmingly positive and extremely encouraging. These new products, together with enhanced seeker tools introduced earlier this year, have allowed us to remain the industry leader while improving our value proposition to employers and job seekers.”

Mr. Iannuzzi added, “We maintained strict financial discipline during the third quarter while preserving our financial strength. We will continue to make decisions based on the longer term benefit to our customers and shareholders and we are greatly encouraged by our progress.”

Total revenue was $215 million, compared with $332 million in the comparable quarter of 2008, a 35% decline. Monster Worldwide generated 42% of its revenue outside the United States and total revenue was negatively impacted by $7.4 million from unfavorable foreign exchange rates. Revenue was impacted by lower global demand for recruitment advertising services.

Careers non-GAAP revenue decreased 39% to $180 million. Careers North America generated revenue of $95 million compared with $155 million in the prior year period, a 39% decline. Careers International non-GAAP revenue was $85 million, a 40% decline over the prior year period. Internet Advertising & Fees generated revenue of $35 million, essentially flat over the $35 million reported in last year’s third quarter.

Consolidated operating expenses were $212 million, and income from continuing operations was approximately $33 million, or $0.27 per diluted share, compared to income from continuing operations of $43 million, or $0.36 per diluted share, in the comparable 2008 period. Third quarter results include a net non-cash benefit of $32 million relating to the reversal of an income tax liability for uncertain tax positions. Foreign exchange rates negatively impacted consolidated operating income by approximately $0.5 million.

Non-GAAP income from continuing operations for the quarter ended September 30, 2009 excludes the $32 million benefit from the income tax adjustment and a $0.9 million net benefit resulting from pre-tax pro forma adjustments of:

•	$1.8 million in charges primarily due to facilities consolidation,

•	$5.9 million in severance charges primarily from the elimination of certain product and technology positions in various global locations and consolidation to the company’s new Cambridge, Massachusetts facility,

•	a $0.6 million revenue reduction due to the purchase accounting adjustment for ChinaHR, offset by

•	an aggregate benefit of $7.3 million representing the reversal of previous accruals related to legal settlements (inclusive of the ERISA (401k Plan) class action settlement).

These pro forma items are fully described in the “Notes Regarding the Use of Non-GAAP Financial Measures” and are reconciled to the GAAP measure in the accompanying tables.

On a non-GAAP basis, Monster Worldwide generated revenue of $215 million and $211 million of operating expenses. In last year’s third quarter, revenue was $332 million and operating expenses were $262 million. Income from continuing operations was $1.7 million, or $0.01 per diluted share, compared to $48 million, or $0.40 per diluted share, in the comparable prior year period.

Monster ended the third quarter of 2009 with total available liquidity of $532 million, and net cash and securities of $234 million, compared with net cash and securities of $235 million at the end of the 2009 second quarter.

During the quarter, Monster Worldwide paid back a total of $47 million of debt and currently has $50 million of outstanding debt on the balance sheet. Cash generated from operating activities was $12 million compared to $14 million used in the 2009 second quarter.

Capital expenditures were $12 million, down from $21 million in last year’s third quarter. Approximately $76 million of auction rate securities are classified as a long-term asset on the consolidated balance sheet, and are included in the net cash and securities balance as of September 30, 2009.

Monster Worldwide’s deferred revenue balance at September 30, 2009 was $266 million, compared with last year’s third quarter balance of $412 million, and $290 million reported for the second quarter of 2009.

Nine Months Results
Monster Worldwide reported total revenue of $692 million for the nine months ended September 30, 2009 compared to $1.05 billion in the comparable period last year, a 34% decrease, or 30% excluding the impact of foreign exchange rates. Monster Careers revenue declined to $593 million compared with $955 million in the 2008 period. Internet Advertising & Fees reported revenue of $99 million, a slight increase over the $98 million reported in the prior year period. The Company reported income from continuing operations of $21 million, or $0.17 per diluted share, compared to income from continuing operations of $85 million, or $0.70 per diluted share in the prior year period.

Supplemental Financial Information

The Company has made available certain supplemental financial information, in a separate document that can be accessed directly at http://corporate.monster.com/Q309.pdf or through the Company’s Investor Relations website at http://ir.monster.com.

Webcast Information

Third quarter 2009 results will be discussed on a webcast taking place on October 29, 2009 at 8:30 AM EDT.  The webcast can be accessed online through the Investor Relations section of the Company’s website at http://ir.monster.com.

Contacts

Investors: Robert Jones, (212) 351-7032, Robert.Jones@monsterworldwide.com
Media: Steve Sylven, (978) 461-8503, Steve.Sylven@monster.com

About Monster Worldwide

Monster Worldwide, Inc. (NYSE: MWW), parent company of Monster(R), the premier global online employment solution for more than a decade, strives to inspire people to improve their lives. With a local presence in key markets in North America, Europe, Asia and Latin America, Monster works for everyone by connecting employers with quality job seekers at all levels and by providing personalized career advice to consumers globally. Through online media sites and services, Monster delivers vast, highly targeted audiences to advertisers. Monster Worldwide is a member of the S&P 500 index. To learn more about Monster’s industry-leading products and services, visit www.monster.com.

Notes Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations.

Non-GAAP revenue, operating expenses, operating income, operating margin, income from continuing operations and diluted earnings per share all exclude certain pro forma adjustments including: net costs associated with the Company’s historical stock option grant practices, related litigation and potential fines or settlements; severance costs for former executive officers incurred in the second quarter of 2007; costs related to the measures taken by the Company in response to a security breach in August 2007; the strategic restructuring actions initiated in the third quarter of 2007; severance and facility charges primarily related to product and technology global reorganization; the fair value adjustment to deferred revenue in connection with the acquisition of ChinaHR; and a net non-cash benefit relating to the reversal of an income tax liability for uncertain tax positions. The Company uses these non-GAAP measures for reviewing the ongoing results of the Company’s core business operations and in certain instances, for measuring performance under certain of the Company’s incentive compensation plans. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Operating income before depreciation and amortization (“OIBDA”) is defined as income from operations before depreciation, amortization of intangible assets, amortization of stock based compensation and non-cash costs incurred in connection with the Company’s restructuring program. The Company considers OIBDA to be an important indicator of its operational strength. This measure eliminates the effects of depreciation, amortization of intangible assets, amortization of stock based compensation and non-cash restructuring costs from period to period, which the Company believes is useful to management and investors in evaluating its operating performance. OIBDA is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.

Free cash flow is defined as cash flow from operating activities less capital expenditures. Free cash flow is considered a liquidity measure and provides useful information about the Company’s ability to generate cash after investments in property and equipment. Free cash flow reflected herein is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies. Free cash flow does not reflect the total change in the Company’s cash position for the period and should not be considered a substitute for such a measure.

Net cash and securities is defined as cash and cash equivalents plus short-term and long-term marketable securities, less total debt. Total available liquidity is defined as cash and cash equivalents, plus short-term and long-term marketable securities plus unused borrowings under our credit facility. The Company considers net cash and securities and total available liquidity to be important measures of liquidity and indicators of its ability to meet its ongoing obligations. The Company also uses net cash and securities and total available liquidity, among other measures, in evaluating its choices for capital deployment. Net cash and securities and total available liquidity are presented herein as non-GAAP measures and may not be comparable to similarly titled measures used by other companies.

Special Note: Except for historical information contained herein, the statements made in this release, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties, including statements regarding the Company’s strategic direction, prospects and future results. Certain factors, including factors outside of our control, may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, risks associated with acquisitions or dispositions, competition, ongoing costs associated with the Company’s historical stock option grant practices, costs associated with the restructuring and security breach, and the other risks discussed in our Form 10-K and our other filings made with the Securities and Exchange Commission, which discussions are incorporated in this release by reference.

MONSTER WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Revenue	$214,533	$332,189	$691,993	$1,052,955

Salaries and related	112,833	136,506	348,702	412,833
Office and general	59,841	71,834	181,816	221,091
Marketing and promotion	45,757	57,684	164,401	238,514
(Reversal of) Provision for legal settlements, net	(6,850)	—	(6,850)	40,100
Restructuring and other special charges	—	3,592	16,105	13,251

Total operating expenses	211,581	269,616	704,174	925,789

Operating income (loss)	2,952	62,573	(12,181)	127,166

Interest and other, net	(48)	5,283	1,231	15,723

Income (loss) from continuing operations before income taxes and equity interests	2,904	67,856	(10,950)	142,889

(Benefit from) Provision for Income Taxes	(30,891)	22,734	(35,463)	50,030
Loss in equity interests, net	(1,044)	(2,086)	(3,473)	(7,500)

Income from continuing operations	32,751	43,036	21,040	85,359

(Loss) income from discontinued operations, net of tax	—	(258)	—	10,840

Net income	$32,751	$42,778	$21,040	$96,199

Basic earnings per share:

Income from continuing operations	$0.27	$0.36	$0.18	$0.70
Income from discontinued operations, net of tax	—	—	—	0.09

Basic earnings per share	$0.27	$0.36	$0.18	$0.79

Diluted earnings per share:

Income from continuing operations	$0.27	$0.36	$0.17	$0.70
Income from discontinued operations, net of tax	—	—	—	0.09

Diluted earnings per share	$0.27	$0.35	$0.17	$0.79

Weighted average shares outstanding:

Basic	119,473	120,057	119,206	121,213

Diluted	121,676	120,722	120,853	121,884

Operating income before depreciation and amortization:

Operating income (loss)	$2,952	$62,573	$(12,181)	$127,166
Depreciation and amortization of intangibles	17,419	14,710	50,684	40,503
Amortization of stock-based compensation	10,081	7,602	30,349	21,468
Restructuring non-cash expenses	—	924	4,723	3,933

Operating income before depreciation and amortization	$30,452	$85,809	$73,575	$193,070

*	Earnings per share may not add in certain periods due to rounding.

MONSTER WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2009	2008
Cash flows provided by operating activities:
Net income	$21,040	$96,199

Adjustments to reconcile net income to net cash provided by operating activities:
(Income) from discontinued operations, net of tax	—	(10,840)
Depreciation and amortization	50,684	40,503
(Reversal of) Provision for legal settlements, net	(6,850)	40,100
Provision for doubtful accounts	8,566	11,174
Non-cash compensation	30,349	22,630
Deferred income taxes	5,739	(7,142)
Non-cash restructuring write-offs, accelerated amortization and loss on disposal of assets	4,744	3,009
Loss in equity interests, net	3,473	7,500
Changes in assets and liabilities, net of business combinations:
Accounts receivable	127,523	131,891
Prepaid and other	856	21,620
Deferred revenue	(152,688)	(112,567)
Accounts payable, accrued liabilities and other	(81,468)	(4,924)
Receipts for legal settlements, net	—	5,700
Net cash used for operating activities of discontinued operations	—	(4,091)

Total adjustments	(9,072)	144,563

Net cash provided by operating activities	11,968	240,762

Cash flows (used for) provided by investing activities:
Capital expenditures	(38,664)	(71,224)
Cash funded to equity investee	(4,953)	(5,000)
Purchase of marketable securities	(7,476)	(182,147)
Sales and maturities of marketable securities	3,317	502,305
Payments for acquisitions and intangible assets, net of cash acquired	(300)	(126,195)
Dividends received from unconsolidated investee	763	1,011

Net cash (used for) provided by investing activities	(47,313)	118,750

Cash flows (used for) provided by financing activities:
Proceeds from borrowings on credit facilities	199,203	247,000
Payments for borrowings on credit facilities	(256,196)	(156)
Proceeds on borrowings on term loan	50,000	—
Repurchase of common stock	(4,304)	(128,133)
Proceeds from exercise of employee stock options	55	1,156
Excess tax benefits from equity compensation plans	12	981

Net cash (used for) provided by financing activities	(11,230)	120,848

Effects of exchange rates on cash	11,792	(4,980)

Net (decrease) increase in cash and cash equivalents	(34,783)	475,380
Cash and cash equivalents, beginning of period	222,260	129,744

Cash and cash equivalents, end of period	$187,477	$605,124

Free cash flow:

Net cash provided by operating activities	$11,968	$240,762
Less: Capital expenditures	(38,664)	(71,224)

Free cash flow	$(26,696)	$169,538

MONSTER WORLDWIDE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2009	December 31, 2008

Assets:

Cash and cash equivalents	$187,477	$222,260
Marketable securities, current	20,482	1,425
Accounts receivable, net	243,033	376,720
Marketable securities, non-current	75,953	90,347
Property and equipment, net	150,963	161,282
Goodwill and intangibles, net	976,124	946,881
Other assets	120,200	117,675

Total assets	$1,774,232	$1,916,590

Liabilities and Stockholders’ equity:

Accounts payable, accrued expenses and other current liabilities	$204,402	$254,425
Deferred revenue	265,573	414,312
Current portion of long-term debt and borrowings under credit facilities	5,017	54,971
Non-current income taxes payable	82,963	119,951
Long-term debt	45,000	—
Other long-term liabilities	36,394	25,658

Total liabilities	639,349	869,317

Stockholders’ equity	1,134,883	1,047,273

Total liabilities and stockholders’ equity	$1,774,232	$1,916,590

MONSTER WORLDWIDE, INC.
UNAUDITED OPERATING SEGMENT INFORMATION
(in thousands)

	Careers -		Internet
	North	Careers -	Advertising &	Corporate
Three Months Ended September 30, 2009	America	International	Fees	Expenses	Total

Revenue	$95,204	$84,737	$34,592		$214,533
Operating income (loss)	6,057	(2,181)	5,091	$(6,015)	2,952
OIBDA	16,902	8,154	8,247	(2,851)	30,452

Operating margin	6.4%	-2.6%	14.7%		1.4%
OIBDA margin	17.8%	9.6%	23.8%		14.2%

	Careers -		Internet
	North	Careers -	Advertising &	Corporate
Three Months Ended September 30, 2008	America	International	Fees	Expenses	Total

Revenue	$155,165	$142,441	$34,583		$332,189
Operating income	43,120	30,230	4,726	$(15,503)	62,573
OIBDA	52,516	39,060	7,425	(13,192)	85,809

Operating margin	27.8%	21.2%	13.7%		18.8%
OIBDA margin	33.8%	27.4%	21.5%		25.8%

	Careers -		Internet
	North	Careers -	Advertising &	Corporate
Nine Months Ended September 30, 2009	America	International	Fees	Expenses	Total

Revenue	$316,187	$277,000	$98,806		$691,993
Operating (loss) income	17,804	(4,871)	13,574	$(38,688)	(12,181)
OIBDA	51,240	27,289	22,550	(27,504)	73,575

Operating margin	5.6%	-1.8%	13.7%		-1.8%
OIBDA margin	16.2%	9.9%	22.8%		10.6%

	Careers -		Internet
	North	Careers -	Advertising &	Corporate
Nine Months Ended September 30, 2008	America	International	Fees	Expenses	Total

Revenue	$502,983	$452,386	$97,586		$1,052,955
Operating income	141,230	71,789	7,951	$(93,804)	127,166
OIBDA	167,754	96,083	15,725	(86,492)	193,070

Operating margin	28.1%	15.9%	8.1%		12.1%
OIBDA margin	33.4%	21.2%	16.1%		18.3%

MONSTER WORLDWIDE, INC.
UNAUDITED NON-GAAP STATEMENTS OF OPERATIONS AND RECONCILIATIONS
(in thousands, except per share amounts)

	Three Months Ended September 30, 2009				Three Months Ended September 30, 2008
		Proforma				Proforma
	As Reported	Adjustments		Non-GAAP	As Reported	Adjustments		Non-GAAP

Revenue	$214,533	$552	a	$215,085	$332,189	$—		$332,189

Salaries and related	112,833	(5,907	)e	106,926	136,506	—		136,506
Office and general	59,841	(1,333	)b, f	58,508	71,834	(3,875	)b	67,959
Marketing and promotion	45,757	—		45,757	57,684	—		57,684
(Reversal of) Provision for legal settlements, net	(6,850)	6,850	c	—	—	—		—
Restructuring and other special charges	—	—		—	3,592	(3,592	)d	—

Total operating expenses	211,581	(390)		211,191	269,616	(7,467)		262,149

Operating income	2,952	942		3,894	62,573	7,467		70,040
Operating margin	1.4%			1.8%	18.8%			21.1%

Interest and other, net	(48)	—		(48)	5,283	—		5,283

Income from continuing operations before income taxes and equity interests	2,904	942		3,846	67,856	7,467		75,323

(Benefit from) Provision for Income Taxes	(30,891)	31,994	g, h	1,103	22,734	2,502	g	25,236
Losses in equity interests, net	(1,044)	—		(1,044)	(2,086)	—		(2,086)

Income from continuing operations	$32,751	$(31,052)		$1,699	$43,036	$4,965		$48,001

Diluted earnings per share from continuing operations *	$0.27	$(0.26)		$0.01	$0.36	$0.04		$0.40

Weighted average shares outstanding:
Diluted	121,676	121,676		121,676	120,722	120,722		120,722

	Nine Months Ended September 30, 2009				Nine Months Ended September 30, 2008
		Proforma				Proforma
	As Reported	Adjustments		Non-GAAP	As Reported	Adjustments		Non-GAAP

Revenue	$691,993	$2,271	a	$694,264	$1,052,955	—		$1,052,955

Salaries and related	348,702	(5,907	)e	342,795	412,833	93	b	412,926
Office and general	181,816	(6,598)	b, f	175,218	221,091	(11,658	)b	209,433
Marketing and promotion	164,401	—		164,401	238,514	—		238,514
(Reversal of) Provision for legal settlements, net	(6,850)	6,850	c	—	40,100	(40,100	)c	—
Restructuring and other special charges	16,105	(16,105)	d	—	13,251	(13,251	)d	—

Total operating expenses	704,174	(21,760)		682,414	925,789	(64,916)		860,873

Operating (loss) income	(12,181)	24,031		11,850	127,166	64,916		192,082
Operating margin	-1.8%			1.7%	12.1%			18.2%

Interest and other, net	1,231	—		1,231	15,723	—		15,723

Loss (income) from continuing operations before income taxes and equity interests	(10,950)	24,031		13,081	142,889	64,916		207,805

(Benefit from) Provision for Income Taxes	(35,463)	39,502	g, h	4,039	50,030	22,729	g	72,759
Losses in equity interests, net	(3,473)	—		(3,473)	(7,500)	—		(7,500)

Income from continuing operations	$21,040	$(15,471)		$5,569	$85,359	$42,187		$127,546

Diluted earnings per share from continuing operations *	$0.17	$(0.13)		$0.05	$0.70	$0.35		$1.05

Weighted average shares outstanding:
Diluted	120,853	120,853		120,853	121,884	121,884		121,884
Note Regarding ProForma Adjustments:
The financial information included herein contains certain non-GAAP financial measures. This information is not intended to be used in place of the financial information prepared and presented in accordance with GAAP, nor is it intended to be considered in isolation. We believe that the above presentation of non-GAAP measures provide useful information to management and investors regarding certain core operating and business trends relating to our results of operations, exclusive of certain restructuring related and other special charges.
ProForma adjustments consist of the following:

a	Deferred revenue fair value adjustment required under existing purchase accounting rules relating to our acquisition of China HR.

b	Costs associated with the ongoing investigation into the Company’s historical stock option granting practices, net of reimbursements as well as costs associated with the security breach incurred in 2008.

c	Provision for costs associated with the proposed legal settlements related to the stock option litigation, net of recoveries.

d	Restructuring related charges pertaining to the strategic restructuring actions that the Company announced on July 30, 2007. These charges include costs related to the reduction in the Company’s workforce, fixed asset write-offs, costs relating to the consolidation of certain office facilities, contract termination costs, relocation costs and professional fees.

e	Severance charges primarily related to the reorganization of the Product & Technology groups on a global basis.

f	Charges related to the consolidation of certain facilities primarily resulting from the reorganization of the Product and Technology groups.

g	Income tax adjustment is calculated using the effective tax rate of the reported period multiplied by the ProForma adjustment to income from continuing operations before income taxes and equity interests.

h	Income tax adjustment includes the reversal of income tax reserves for uncertain tax positions.

*	Diluted earnings per share may not add in certain periods due to rounding.

MONSTER WORLDWIDE, INC.
UNAUDITED NON-GAAP OPERATING SEGMENT INFORMATION
(in thousands)

			Internet
	Careers -	Careers -	Advertising &	Corporate
Three Months Ended September 30, 2009	North America	International	Fees	Expenses	Total

Revenue — GAAP	$95,204	$84,737	$34,592		$214,533
Proforma Adjustments	—	552	—		552

Revenue — Non GAAP	$95,204	$85,289	$34,592		$215,085

Operating income (loss) — GAAP	$6,057	$(2,181)	$5,091	$(6,015)	$2,952
Proforma Adjustments	3,462	2,963	1,415	(6,898)	942

Operating income — Non GAAP	$9,519	$782	$6,506	$(12,913)	$3,894

Operating margin — GAAP	6.4%	-2.6%	14.7%		1.4%
Operating margin — Non GAAP	10.0%	0.9%	18.8%		1.8%

			Internet
	Careers -	Careers -	Advertising &	Corporate
Three Months Ended September 30, 2008	North America	International	Fees	Expenses	Total

Revenue	$155,165	$142,441	$34,583		$332,189

Operating income — GAAP	$43,120	$30,230	$4,726	$(15,503)	$62,573
Proforma Adjustments	651	2,237	251	4,328	7,467

Operating income — Non GAAP	$43,771	$32,467	$4,977	$(11,175)	$70,040

Operating margin — GAAP	27.8%	21.2%	13.7%		18.8%
Operating margin — Non GAAP	28.2%	22.8%	14.4%		21.1%

			Internet
	Careers -	Careers -	Advertising &	Corporate
Nine Months Ended September 30, 2009	North America	International	Fees	Expenses	Total

Revenue — GAAP	$316,187	$277,000	$98,806		$691,993
Proforma Adjustments	—	2,271	—		2,271

Revenue — Non GAAP	$316,187	$279,271	$98,806		$694,264

Operating (loss) income — GAAP	$17,804	$(4,871)	$13,574	$(38,688)	$(12,181)
Proforma Adjustments	7,220	15,049	2,031	(269)	24,031

Operating income — Non GAAP	$25,024	$10,178	$15,605	$(38,957)	$11,850

Operating margin — GAAP	5.6%	-1.8%	13.7%		-1.8%
Operating margin — Non GAAP	7.9%	3.6%	15.8%		1.7%

			Internet
	Careers -	Careers -	Advertising &	Corporate
Nine Months Ended September 30, 2008	North America	International	Fees	Expenses	Total

Revenue	$502,983	$452,386	$97,586		$1,052,955

Operating income — GAAP	$141,230	$71,789	$7,951	$(93,804)	$127,166
Proforma Adjustments	4,831	6,939	1,411	51,735	64,916

Operating income — Non GAAP	$146,061	$78,728	$9,362	$(42,069)	$192,082

Operating margin — GAAP	28.1%	15.9%	8.1%		12.1%
Operating margin — Non GAAP	29.0%	17.4%	9.6%		18.2%